Exhibit 10.1

Confidential

October 10, 2014

SUPPLY AGREEMENT

This Supply Agreement (“Agreement”) is effective as of the 10th day of October,  2014 (the “Effective Date”) by and between T2 Biosystems, Inc., with its principal place of business at 101 Hartwell Avenue, Lexington, Massachusetts 02421, (“BUYER “) and SMC Ltd., having its principal place of business at 330 SMC Drive, Somerset, WI 54025, together with its Affiliates and Subsidiaries (“SELLER”).  SELLER and BUYER may each be referred to individual as a “Party” or together they may be referred to as the “Parties”.

Introduction and Purpose

WHEREAS, SELLER is in the business of manufacturing and assembling components and devices, primarily based on expertise in plastic injection molding and associated manufacturing processes.

WHEREAS, BUYER is in the business of, among other things, developing, manufacturing and distributing products.

WHEREAS, it is the intention of the Parties to establish this Agreement to govern the rights, duties and obligations of the Parties.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound hereby, BUYER and SELLER hereby agree as follows:

Section I. General

(a)         Exclusivity. This Agreement will be exclusive for a period of eighteen (18) months starting January 1st 2015, at which point this Agreement shall change to a non-exclusive Agreement.

(b)         Purchase Order. BUYER shall notify SELLER of its requirements for quantities of Products by submitting a purchase order (“PO”) covering a [***] period to SELLER.  The PO shall include: the Product (defined below) description, quantity, applicable delivery date, revision level, the delivery location and price of the Product(s) specified on the PO.  A list of Products and the applicable maximum lead time for each Product (“Lead Time”) is set forth on Exhibit E.  The Lead Time for any Product not specified on Exhibit E shall be as agreed by the parties in writing with respect to such Product.  The products on Exhibit E, together with any other products agreed by the parties in writing to be purchased under this Agreement, are the “Products.”  SELLER shall provide BUYER with a written acknowledgement and approval of such PO within five (5) business days of receipt. SELLER shall accept any reasonable BUYER PO that conforms to the terms of this Agreement (including with respect to the Lead Times for the ordered Products). SELLER shall deliver the Products in accordance with the PO items listed above in this Section I (b), the Specifications for such Products, and this Agreement.  The term “Specifications” means the Product specifications set forth on Exhibit F and any other Product specifications agreed by the parties in writing.  SELLER agrees that delivery of the

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Products within the applicable Lead Time is an essential term of this Agreement.

(c)          Forecast.  BUYER will submit to SELLER a [***] rolling forecast to be updated no less frequently than on a quarterly basis (“Forecast”).  Quantities of Products in the [***] of the then current Forecast constitute BUYER’s binding obligation to purchase Product and are not cancelable. The [***] of the Forecast are non-binding with respect to the Product.  BUYER at its sole discretion may cancel or reschedule any Product scheduled in the [***] of the current Forecast.  There may be a need to purchase [***].  In such situations SELLER will seek BUYER’s advanced written approval to order beyond [***] commitment and BUYER shall be liable for such pre-approved items.

If BUYER does not purchase the Product volumes within the Forecast period, (subject to Section I (c) and any adjustment allowed in Section III (b) herein), [***].

(d)         Cancellation of a Purchase Order. BUYER may cancel a PO upon [***] prior written notice to SELLER.

(e)          Controlling Document.  If any term or condition contained in any Forecast or Order is inconsistent with this Agreement, then the terms and conditions provided in this Agreement shall control.  No additional term or condition set forth in any Order or other documentation shall be binding upon Buyer or Supplier unless expressly agreed to in writing by the Parties.

Section II. Intellectual Property

(a)         Intellectual Property. Nothing contained in this Agreement shall be deemed to give SELLER any right, title, interest or license to any of BUYER’s trademarks, trade names, service marks, logos, patents or copyrights or copyrightable material (collectively “BUYER Properties”) and the same shall at all times remain in BUYER, and SELLER shall have no right to use any BUYER Properties, except to produce Products for BUYER hereunder, or as otherwise authorized in writing by BUYER.  Nothing contained in this Agreement shall be deemed to give BUYER any right, title, interest, or license to any of SELLER’s trademarks and trade names, service marks, patents, trade secrets, copyrights, or any other intellectual property owned by SELLER (collectively “SELLER Properties”), and the same shall at all times remain in SELLER, and BUYER shall have no right to use any SELLER Properties, except as authorized in writing by SELLER.

(b)         Developed Intellectual Property. In the event Intellectual Property is created or developed pursuant to this Agreement, SELLER agrees that all Intellectual Property arising out of BUYER’s Confidential Information or otherwise resulting directly from the development or manufacture of the Products or this Agreement (collectively, “Work Product”), shall be the sole and exclusive property of BUYER. SELLER hereby assigns all of its rights, title and interest in all Work Product created pursuant to this Agreement.  SELLER

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specifically authorizes BUYER to take all necessary action to evidence the transfer of all other ownership rights from SELLER to BUYER.  Notwithstanding this Section II, SELLER shall maintain all rights and ownership of SELLER trade secrets in existence as of the effective date of this Agreement as well as those which are developed by SELLER outside the scope of this Agreement.

Section III. Packaging and Shipping

(a)         Packaging. Unless otherwise specified in the PO, all Products to be delivered shall be packed in suitable containers for protection in shipment and storage, per mutually agreed upon specifications. Any changes to the packaging must be mutually agreed upon in writing prior to implementation. All Products will be properly classified, described, packaged, marked and labeled by SELLER for shipment and in proper condition for transportation in accordance with the agreed upon specifications.

(b)         Shipment Date. BUYER shall have the ability to adjust the delivery dates of the Product within [***] from the original delivery date specified in the applicable PO, as long as such adjustment is made [***] from the original scheduled delivery date. Such adjusted delivery dates are subject to approval by SELLER, which will not be unreasonably withheld, conditioned or delayed.

(c)          Shipment. Products shall be shipped First In First Out (FIFO). Each shipment shall be shrink wrapped and contain an itemized packing slip and Certificate of Conformance (“CoC”). Each part number in a shipment shall have its own packing slip and CoC. Each container must be marked to show BUYER’s PO number and part number. Shipments must be routed in accordance with BUYER’s instructions as to method and freight carrier. Delivery of Products will be F.O.B. SELLER’s Facility, and all freight, insurance and risk of loss transfers to BUYER at that point.

Section IV. Acceptance and Rejection

(a)         SELLER will manufacture and assemble per the Specifications and inspect each lot in accordance with: (i) the current molded part print and (ii) the current assembly print.

(b)         BUYER shall have [***] of the Products to either accept the Products or notify SELLER that the Products are Non-Conforming Products.  “Non-Conforming Products” are Products that do not meet the requirements of this Agreement, the Specifications, the PO or the representations and warranties in this Agreement. In the event BUYER does not notify SELLER of any nonconformity within such period, the Products shall be deemed accepted.

Rejection. In the event that BUYER rejects the Products either at SELLER’s or BUYER’s facility or commercially released Product, BUYER shall notify SELLER and request a Returned Material Authorization (RMA). Such RMA shall not be unreasonably withheld, conditioned or delayed. SELLER will, at BUYER’s discretion, either promptly

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rework or replace the non-conforming Products with conforming Products. The timing of replacement products will depend on lead-time of raw materials and components and existing production orders.  Notwithstanding the foregoing, SELLER will make commercially reasonable efforts to expedite replacement of Non-Conforming Products.

(c)          Corrective Action. BUYER will notify SELLER, in writing, of the requirements for corrective actions associated with non-confirming Product.  SELLER will respond with acknowledgement of receipt within [***] business days and within [***] business days respond with an appropriate corrective action plan.  Without limiting SELLER’s other obligations under this Section IV, the corrective action plan will identify the timeframe to complete the corrective action.

(d)         Changes. SELLER will not make any changes to raw materials, suppliers or the BUYER-validated manufacturing process (including work instructions affecting validated processes) without prior written approval of BUYER as part of the change order process.  SELLER will notify BUYER [***] of any plans to move or renovate the manufacturing area where BUYER product(s) is manufactured (unless such a move is due to force majeure, in which case SELLER will notify BUYER as soon as reasonably possible) or of any plans to upgrade or change software packages that support BUYER’s manufactured product(s).

BUYER shall have the right, by written notice, to change BUYER supplied drawings, designs or Specifications at any time prior to manufacture of the subject Products.  Any such change shall be effective upon notice to and acceptance by SELLER.  Upon receipt of any such notice, SELLER shall immediately suspend work affected by the change, notify BUYER of any price or delivery change, and not proceed until written acceptance is given by BUYER.  If any such change causes an increase or decrease in the cost of performance or in the time required for performance, an equitable adjustment in Product pricing shall be negotiated promptly and agreed to in writing.  Any such change which results in obsolete Product, work-in-progress, components or raw material shall be the responsibility of BUYER.

Section V. Pricing and Payment

(a)                                 Price.  Pricing shall be calculated using the parameters established in Exhibit A.  SELLER shall establish, during a Quarterly Business Review (“QBR”), an adjustment in price if the [***]. SELLER will present to BUYER at the next scheduled QBR ([***]) with written documentation of the amount of the adjustment in addition to justification for the magnitude of the increase. Such price adjustment shall be effective [***].

(b)                                 Cost Reductions.  SELLER and BUYER shall discuss opportunities for cost reductions during a QBR. SELLER shall use good faith efforts to achieve cost reductions during the term of this Agreement, and BUYER agrees that SELLER shall be entitled to [***] of any cost savings, which are realized as a result of such

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efforts. The term “Cost Reductions” shall include reductions in cost of raw materials, and components [***]. Any adjustments shall occur [***].

(c)                                  Capital Cost Recovery.  In the event that it is mutually agreed that either Party shall incur capital and/or other costs and expenses for exclusive use on BUYER’s Product as part of such cost savings efforts, the acquiring Party shall be entitled [***].  BUYER shall have the option to make any capital purchases at its expense, in which event the equipment shall be considered to be BUYER Property subject to the provisions of Section XI of this Agreement.  Notwithstanding the foregoing, Buyer shall be entitled to retain [***].

(d)                                 Invoices. All invoices must be complete, correct and audit worthy, and include documentation that reasonably substantiates the amount invoiced.  At a minimum, the invoice must provide: an invoice number, a detailed description of the Products and revisions, including quantities and price; the date the Products were shipped; the price charged for the Products; and any additional charges previously approved by BUYER.  BUYER shall pay SELLER within thirty (30) days from shipment. All invoices must be directed to and received by BUYER at the address shown on the applicable PO.

(e)                                  Payment. Payment by BUYER shall not constitute acceptance of the Product(s).  The due date for payments directly associated with a dispute will be extended during any time the parties have a dispute concerning such payment.  BUYER will not be deemed to be in default under this Agreement if it withholds payment of a reasonably disputed invoice to SELLER because of such dispute. In the event BUYER fails to make non-disputed payments within the time specified on the invoice, BUYER shall pay SELLER interest at the rate of one and one-half percent (1.5%) per month on the unpaid balance.

(f)                                   Taxes. BUYER shall pay all applicable sales, excise or use taxes due on the purchase price of the Products under this Agreement or provide SELLER with proof that the transactions are exempt from such taxes.  SELLER’s invoices shall clearly identify any applicable taxes.

Section VI. Independent Contractor Status

Both Parties are independent contractors and this Agreement does not constitute either Party as the legal representative of the other for any purpose whatsoever. Neither Party hereto shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other Party.

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Section VII. Warranty

SELLER warrants that all Products furnished hereunder will be free from nonconformities in material and workmanship, and will conform to applicable Specifications, drawings or descriptions [***], will be free from liens, and will have been manufactured in accordance with all applicable laws. If the Products supplied hereunder fail to conform to the above stated warranty, BUYER, after discussing with SELLER shall determine whether SELLER shall at its cost and expense repair, replace, or refund the purchase price of the non-conforming Products, including applicable transportation fees.  If BUYER elects to have the non-conforming Products repaired or replaced, SELLER shall endeavor to complete such repair or replacement within the Lead Time for the applicable Product.

SELLER represents and warrants that it has the experience, capability and resources to efficiently and expeditiously manufacture and ship the Products and perform under this Agreement with professional diligence and skill and in conformance with applicable Specifications or requirements as set forth in this Agreement, that SELLER will procure all raw materials and sub-components from suppliers specified by BUYER or mutually agreed upon, in writing, by the parties, and that all materials and equipment used in providing Products under this Agreement will be of mutually agreed upon quality.

SELLER represents and warrants that it is not a party to any agreement that would prevent it from fulfilling its obligations under this Agreement, and that it shall not enter into an agreement to provide product that would restrict its ability to perform under this Agreement during its term.  Subject to the foregoing, SELLER may from time to time provide products to, or enter into agreements similar to this Agreement with, other persons or entities without the necessity of obtaining approval from BUYER.

SELLER and BUYER each represent and warrant to the other that the execution, delivery and performance of this Agreement have been authorized by all necessary corporate action, do not conflict with or result in a material breach of the articles of incorporation or by-laws of such Party or any material agreement by which such Party is bound, or any law, regulation or decree of any governmental entity or court that has jurisdiction over such Party.  THE ABOVE WARRANTY AND REMEDY IS THE SOLE AND EXCLUSIVE WARRANTY AND REMEDY RELATED TO THE COST OF THE PRODUCTS SOLD TO BUYER HEREUNDER.  COST OF REPAIR, REFUND OR REPLACEMENT UNDER THE FIRST PARAGRAPH OF THIS SECTION VII SHALL NOT EXCEED THE PRICE PAID FOR PRODUCTS SHIPPED OVER THE MOST RECENT [***] DAY PERIOD GIVING RISE TO SUCH CLAIM.

Section VIII. Indemnification

SELLER indemnifies and agrees to defend and hold BUYER harmless from and against any claims, actions, suits, liabilities, judgments and awards arising from (i) a breach by SELLER of this Agreement (including any express warranty herein),  or (ii) any claim based on SELLER’s manufacturing processes used to manufacture Products.

BUYER indemnifies and agrees to defend and hold SELLER harmless from and against any claims, actions, suits, liabilities, judgment and awards arising from (i) a breach by BUYER of

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this Agreement (including any express warranty), (ii) any claim based on the design and use of a Product which SELLER manufactured to BUYER’s Specifications, (iii) any claim based on marketing/distribution representations made by BUYER or (iv) any claim that a Product infringes on another’s Intellectual Property rights.

The indemnified party shall (i) promptly notify the other party of any claim that may be subject to indemnification pursuant to this Section VIII, and (ii) cooperate with the other party, at the other party’s expense, in the defense and settlement of such claim that is made by a third party.

Section IX. Limitation of Liability.

EXCEPT FOR LIABILITY ARISING FROM A BREACH OF SECTION XI OR SECTION XII, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND REGARDLESS OF HAVING BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

NOTWITHSTANDING ANY TERM OR CONDITION IN THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR LIABILITY ARISING FROM A BREACH OF SECTION XI OR SECTION XII, OR DAMAGES ARISING OUT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, A PARTY’S MAXIMUM LIABILITY HEREUNDER SHALL BE LIMITED, IN AGGREGATE, TO THE LESSER OF: THE PRICE PAID FOR PRODUCTS ACTUALLY SHIPPED IN THE MOST RECENT [***] DAY PERIOD OR ONE MILLION DOLLARS ($1,000,000).

Section X. Documentation and Records

SELLER agrees to retain records and documentation for each product for a minimum of [***] after the last day such Products is sold hereunder by SELLER. Six (6) months after shipment of product, SELLER may convert all product records and documentation to electronic version and destroy all hard copies. Prior to destruction of the hard copies and upon request by BUYER, SELLER shall provide such hard copies to BUYER, at BUYER’s cost.  Medical device records are retained for the useful life of the device or as defined by a mutual agreement, but not less than [***] after product release date.

During an audit and upon reasonable request, SELLER shall make such documentation (including incoming inspection data of raw materials and all internal inspection of work in progress and finished products used in the manufacturing of BUYER products) available to BUYER for review.

Section XI. Property

BUYER Property. Title to and the right of immediate possession of all property furnished by or paid for by BUYER (including property listed on Exhibit D) to SELLER for use hereunder, including but not restricted to tooling, designs, patterns, drawings, specifications and materials, shall be and remain the property of BUYER in all stages of production (“Property”). Such Property shall not be used in the production, manufacture or design of any other articles for

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SELLER or for any other purchaser or for manufacture or production of larger quantities than those specified herein, except with the express written consent of BUYER. All such Property supplied by BUYER shall be clearly marked by BUYER so as to be easily identified as BUYER’s Property. BUYER shall retain insurance on all BUYER equipment located at SELLER facilities. SELLER shall protect, preserve and maintain such Property in accordance with sound industrial practices and shall keep an inventory of all such Property in its possession. At the completion or termination of this Agreement all such Property together with all excess materials shall be returned to BUYER or disposed of as BUYER shall direct, subject to Section XVI herein.

SELLER Property. SELLER shall maintain all rights and ownership of SELLER’s trade secrets, manufacturing processes and other SELLER intellectual property (which, for clarity, does not include Work Product).

Section XII. Confidentiality

“Confidential Information” shall mean any all non-public information disclosed by or on behalf of a Party or any of its representatives (“Disclosing Party”) to the other Party or any of its representatives (“Receiving Party”), in connection with the performance of this Agreement.

A Party receiving Confidential Information from the Disclosing Party will: (i) maintain in confidence such Confidential Information to the same extent such Party maintains its own Confidential Information, but at a minimum no less than reasonable care; (ii) not disclose such Confidential Information to any third party (exceptions: contractors on a need-to-know basis who have executed a no less restrictive confidentiality/non-disclosure agreement) without prior written consent of the other Party; and (iii) not use such Confidential Information for any purpose except those permitted by this Agreement.

No obligation of confidentiality shall exist with respect to: (i) information that prior to the time of disclosure is in the public domain; (ii) information that, after disclosure becomes generally available to the public, provided that such availability is not in violation of this Agreement or any other confidentiality agreement; (iii) information that the Receiving Party can establish in writing was in its possession prior to the time of disclosure and was not acquired, directly or indirectly, from the Disclosing Party; (iv) information that a Party lawfully receives from a third party, provided, however, that such third party was not obligated, to the Receiving Party’s knowledge after due inquiry, to hold such information in confidence; and (v) information that is required to be disclosed in compliance with any law, governmental regulation, or court order, provided the Receiving Party shall notify the Disclosing Party in advance of any such disclosure, if feasible, and shall assist the Disclosing Party in pursuing such non-disclosure or protective orders as may be available.

Upon the Disclosing Party’s request, the Receiving Party will promptly return to the Disclosing Party all copies of documentation in the Receiving Party’s possession or control comprising or including Confidential Information. The Receiving Party may,

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however, retain one set of confidential documents in their legal department for archival purposes.

Section XIII. Public Announcements

Neither Party shall release any statement, advertisement, information or publicity referring to the other Party nor this Agreement without the other Party’s express prior written consent.

Section XIV. Auditing

(a)         At a mutually agreed upon time within ten (10) business days’ of written notice, BUYER or BUYER’s agent may, periodically, visit SELLER’s facilities to view the manufacturing operations and to audit SELLER production and quality control procedures and SELLER records as necessary to determine conformance with the terms of this Agreement and the product and performance specifications and as required by any law, regulation or request of any governmental agency. BUYER representatives will be escorted at all times by SELLER personnel. Any such representatives, whether BUYER employee or consultants, shall have signed a confidentiality agreement substantially similar to the terms outlined in Section XI above.  BUYER audits that are not based on breaches or alleged breaches of this Agreement and are not required by law or a governmental agency in excess of one (1) per calendar year will be mutually agreed upon by BUYER and SELLER.

(b)         Audit Observations. An exit meeting will be held with representatives from SELLER and BUYER to discuss significant audit observations. BUYER will provide a written report of all observations within thirty (30) days to SELLER. Within 30 days of the audit report receipt, SELLER will provide written response to all findings that describes corrective action to be implemented as appropriate.

(c)          Regulatory Audits and Inspections. SELLER agrees the FDA and other Authorities shall have access to and the right, subject to reasonable advance notice, to inspect or audit any pertinent Product(s), manufacturing or quality processes, and associated documentation or records. SELLER shall notify BUYER within twenty four (24) hours of receiving a warning letter from any regulatory bodies regarding a Product, including SELLER’s manufacturing processes or facilities when relating to a Product.

(d)         Business Review. The parties shall have a QBR meeting to discuss topics of interest, including but not limited to:

• General business updates,

• Quality performance and open corrective actions,

• Delivery performance and any open corrective actions,

• Forecast and capacity review.

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• Review insurance levels

Such meeting may take place via conference call or in person at a mutually agreed upon time and place. Each Party shall be responsible for expenses incurred by its respective staff resulting for such meeting.  Failure to hold a Business Review will not relieve SELLER or BUYER from its obligations under this Agreement.

Section XV. Insurance

Both parties shall, at its own expense, maintain general and product liability insurance coverage effective as of the date of this Agreement and at all times during the terms, with limits of not less than [***]. Such liability insurance shall name the other Party as an additional insured and, upon reasonable notice; either Party shall provide written evidence of insurance coverage and the amounts thereof.

Section XVI. Terms of Agreement

This Agreement commences as of the Effective Date, and shall remain in effect for a period of three (3) years (the “Initial Term”). Subsequent to the Initial Term, this Agreement may be renewed for an additional period upon the mutual written agreement of both Parties.

Section XVII. Termination

(a)         Termination by Operation of Law. Either Party may terminate this Agreement immediately upon notice should the other Party (a) become insolvent; (b) enter into or file a petition, arraignment or proceeding seeking on order for relief under the bankruptcy laws of its respective jurisdiction; (c) enter into a receivership of any of its assets or (d) enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors.

(b)         Termination for Cause. BUYER or SELLER may terminate this Agreement or an order hereunder for default if the other Party materially breaches this Agreement and has failed to cure or give adequate assurances of performance within thirty (30) day period from the date of the notice of material breach.

(c)          Termination without Cause. Either Party may terminate this Agreement upon one hundred eighty (180) days written notice to the other.

(d)         Effect of Termination. In the event this Agreement is terminated or expires, SELLER will continue to manufacture and ship Products subject to outstanding POs, and otherwise perform in accordance with this Agreement, including without delay of manufacturing regarding such Products.  Such manufacturing and shipping period shall not exceed the greater of: (i) ninety (90) days from the notice of termination or (ii) the date of termination.

Upon cancellation or termination, with or without cause, BUYER shall be responsible for purchasing the finished product(s), product(s) held in inventory, work-in-progress, raw materials, packaging inventory (and commitments for such items) held and/or on order by SELLER,

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to the extent SELLER cannot use such inventory in a financially viable way. For clarity, SELLER shall use commercially reasonable efforts to use such inventory.  Such responsibility of this paragraph shall be limited to those amounts which were reasonably committed to by SELLER based on the written authorization, the binding portion of the Forecast and open POs at the time of the commitments plus any long-lead time items.

Upon cancellation or termination and as long as the cumulative unpaid amount of all non-disputed invoices does not exceed one hundred thousand dollars ($100,000), BUYER Property located at SELLER’s facility shall be returned to BUYER, at BUYER’s expense.

Section XVIII. Force Majeure

Neither Party shall be liable or deemed to be in default for any delays due to causes beyond the reasonable control of the Party such as war, civil disorders, acts of God, or extraordinary governmental action (including extraordinary regulatory restrictions or actions or regulatory agencies) not directly related to this Agreement, provided that the affected Party promptly notifies the other of the causes and its effects on its performance under this Agreement.

Section XIX. Assignment

Neither this Agreement, nor any right or obligation hereunder is assignable in whole or in part, by either Party without the written consent of the other Party which consent shall not be unreasonably withheld, delayed or conditioned; provided that either party may, without the other party’s consent, assign or transfer this Agreement or any rights hereunder to an entity with which it merges or consolidates, that acquires all or substantially all of its assets, or that controls, is controlled by it, or is under common control with it.

Section XX. Notices

Notices given under this Agreement must be in writing and must be either delivered in person (including express courier, such as Federal Express) or sent by United States certified or registered mail, postage and certification prepaid, to the other Party at the address listed below. Notices are effective upon delivery. A Party may change its address for notice by giving the other Party notice in accordance with this Section.

Section XXI. Governing Law

This Agreement shall be interpreted and enforced pursuant to the laws of the Commonwealth of Massachusetts without regard to conflicts of law principles.  Each party agrees that any action or proceeding against it seeking any remedy arising out of this Agreement shall be brought only in the court that has jurisdiction over such dispute in Massachusetts.

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Section XXII. Dispute Escalation

The parties will in good faith endeavor to resolve any disputes or differences of interpretation of this Agreement amicably, through dialog and cooperation. In the event a dispute or difference is not promptly resolved at operational levels of the two organizations, the parties shall escalate it for a good faith effort to achieve an amicable resolution at a senior business management level.

Section XXIII. Attorney’s Fees

In the event that either Party commences a legal proceeding to enforce its rights or remedies under this Agreement, each Party shall pay its own respective attorney fee, court costs, and other related expenses.

Section XXIV.  Remedies

Both Parties acknowledge that there may be no adequate remedy at law for its failure to comply with the terms of this Agreement and that the non-breaching Party shall have the right to have any breach of this Agreement remedied by equitable relief (e.g., temporary restraining order, preliminary injunction, permanent injunction, specific performance, etc.).

Section XXV. Entire Agreement and Modifications

This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements, understandings and discussions regarding the subject matter hereof.  No amendment, change, modification of any provision of this Agreement will be binding unless set forth in a written document signed by the parties.

Section XXVI. No Waiver of Rights

Waiver of any breach under this Agreement shall not constitute waiver of any other breach of the same or any other provision.  Acceptance of any Products or payment therefore shall not waive any breach.  No waiver shall be valid unless in writing and signed by authorized representative of the issuing Party.

Section XXVII. Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original as against any Party whose signature appears thereon, but all of which together shall constitute but one and the same instrument.

Section XXVIII. Severability

If any provision(s) of this Agreement should be illegal or unenforceable in any respect, the legality and enforceability of the remaining provisions of this Agreement shall not be affected in any way.

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Section XXIX. Survival

Sections II, VII, VIII, IX, XI, XII, XV, XXI, XXIII, and XXIV shall survive the termination of this Agreement.

IN WITNESS WHEREFORE, the Parties have executed this Agreement as of the Effective Date.

SMC LTD.		T2 BIOSYSTEMS, INC.

By:	/s/ Michael Schick	By:	/s/ Marc R. Jones
	Michael Schick		Marc R. Jones
	CFO		CFO

Date:	October 10, 2014	Date:	October 10, 2014

Address:	330 SMC Drive	Address:	101 Hartwell Avenue
	Somerset, Wisconsin 54025		Lexington, Massachusetts 02421

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Exhibit A

Pricing

To be mutually agreed upon

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Exhibit B

Approved Validation Protocol(s)

To be mutually agreed upon

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Exhibit C

Volume Price Quote

To be mutually agreed upon

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Exhibit D

BUYER’s Property

To be mutually agreed upon

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Exhibit E

Products (as of the Effective Date)

To be mutually agreed upon

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Exhibit F

Product Specifications

To be mutually agreed upon

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.